Exhibit 10.26

EXECUTIVE PERFORMANCE INCENTIVE BONUS PLAN DOCUMENT

TABLE OF CONTENTS

Plan Objectives	2

Plan Administration	2

Plan Period	2

Eligibility	2

Plan Design	3

Quarterly Component	4

Annual Component	6

Corporate Revenue/Operating Margin Attainment	6

Restricted Stock Unit Program	7

Eligibility	7
Program Period	7
The Grant	8
Milestones	8
Vesting	8
Payout of RSU Grant	9

Other Important EPIB Plan Details	9

Employment at Will	9

Board of Directors/Compensation Committee Discretion	9

Applicable Law and Venue	9

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MCDATA EXECUTIVE PERFORMANCE INCENTIVE BONUS PLAN DOCUMENT

Plan Objectives

The 2005 McDATA Executive Performance Incentive Bonus Plan (“Plan”) was developed to provide cash incentives to McDATA Executives on a quarterly and annual basis for achievement of internal corporate and individual goals. The Plan is designed to further drive performance beyond “target” levels through the availability of additional cash bonus opportunities for stretch performance.

This year, to provide a longer term incentive for McDATA’s executive team, a Restricted Stock Program (“RSU Program”) will be included as part of EPIB. Details of this program are outlined later in this plan document.

McDATA is occasionally referred to herein as the “Company.”

Plan Administration

The Chief Executive Officer and his selected designees in Human Resources will administer this Plan as approved by the Compensation Committee of the Board of Directors (“Compensation Committee”). The Compensation Committee must approve any material exceptions to this Plan, and retains the right to amend or discontinue this Plan in whole or in part at any time with or without notice to the Plan participants. Questions about the Plan should be directed to the Executive Compensation group in Human Resources at x84035.

Plan Period

The effective Plan period is from February 1, 2005 through January 31, 2006, with performance measured and rewarded both on a quarterly and annual basis as described in this document.

Eligibility

Upon eligibility, participants will be notified of their participation and the terms of their participation in the Plan. The CEO, at his discretion, may recommend employees to the Compensation Committee for participation in the Plan.

To be eligible for quarterly or annual rewards under the Plan, participants must be in an active status defined as being a regular full-time employee on McDATA’s US or international payroll for the entire applicable measurement period. Active status includes employees on an approved leave of absence, subject to proration as described in this document. Newly hired participants who become eligible for participation in the Plan during the final month of a fiscal quarter shall not be eligible to begin Plan participation until the first day of the following quarter. The above notwithstanding, employees who become eligible to participate in the Plan due to promotion shall participate in the Plan immediately on a prorated basis.

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MCDATA EXECUTIVE PERFORMANCE INCENTIVE BONUS PLAN DOCUMENT

Except as described above, employees who become eligible to participate in the Plan during a fiscal quarter will begin participation immediately. Any applicable cash bonus payout in the fiscal quarter will be prorated based on the actual days of eligible participation. Similarly, annual awards under the Plan will be prorated based on the number of days of participation between the day that the participant becomes eligible to participate in the Plan and the last day of the Plan year.

Plan participants terminating employment with the Company or who are terminated on or before the bonus delivery date for reasons other than death, permanent disability, or change of control will not be eligible to receive unpaid cash awards for the prior fiscal quarter or year, or for the fiscal quarter and year in which the participant terminates employment. In the event that a participant becomes ineligible to participate in the Plan due to a change of position or reclassification of position, provided that the participant remains employed by the Company, the participant shall be eligible to receive payment under the Plan, if they would have received a payment under the plan had they remained in it, on a prorated basis for the time period during which the employee was an eligible participant.

All participants in the Plan will be deemed to be ineligible for the Company’s Performance Incentive Bonus (“PIB”) plan. Any changes to Plan eligibility must be approved by the Compensation Committee.

Plan Design

Total annual bonus eligibility (target bonus), expressed as a percentage of base salary, is determined during the annual compensation review and is approved by the Compensation Committee. For example, a participant with a base salary of $200,000 and a target bonus of 40% will have a target bonus of $80,000.

The target bonus is comprised of both quarterly and annual components. The quarterly component is equal to 75% of the target bonus, or 18.75% of the target bonus on a quarterly basis, and is based on the achievement of quarterly corporate Revenue and Operatin Margin targets, and then by performance of individual objectives. The annual component is equal in total to 25% of the target bonus and is based upon achievement of annual corporate Revenue and Operating Margin targets.

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MCDATA EXECUTIVE PERFORMANCE INCENTIVE BONUS PLAN DOCUMENT

Example: Annual Target Incentive = $80,000

	Target Payment
	% of Annual	$ Target	Payment Frequency	Qtrly Target
Quarterly Component (75%)
Qtrly Revenue/Operating Margin Matrix + Qtrly Individual Objectives (both must be achieved for payment)	75%	$60,000	Quarterly	$15,000

Annual Component (25%)
Part A - Annual Revenue/Op. Mrg. Matrix	25%	20,000	Annually	NA
Total Annual & Quarterly	100%	$80,000

For new participants or for those who have changed positions since the development of the this Plan, cash award eligibility will be determined using the same market survey approach that was used to develop the original Plan, with final approval required by the Compensation Committee.

Quarterly Component

Payment in any quarter is dependent first upon achievement of at least the Threshold level of performance within the approved quarterly Revenue/Operating Margin Matrix, then upon achievement of individual objectives. Each quarter, following the release of the previous quarter’s financial results, the Compensation Committee will reset Threshold, Target, and Stretch ranges for both revenue and operating margin for the next quarter to determine the level of performance required to fund the quarterly bonus pool. Provided that minimum “Threshold” revenue and operating margin are attained, the matrix provides for payment ranging from 50% to 150% of the quarterly target bonus depending on corporate performance. The corporate performance matrix for Q1 2005 is provided on the following page as an example:

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MCDATA EXECUTIVE PERFORMANCE INCENTIVE BONUS PLAN DOCUMENT

			Q1 2004
			Operating Margin
			Threshold	Target	Stretch
			3.0%	4.5%	6.0%
	STRETCH	107M	80%	110%	150%
REVENUE	TARGET	104M	65%	100%	135%
	THRESHOLD	101M	50%	90%	120%

When corporate performance is sufficient to fund the bonus pool as described above, the pool will be allocated among participants based on the achievement of pre-established objectives. These objectives will be established and weighted by the CEO for each participant prior to or during the quarter being measured. Following the end of the quarter, the CEO will assess performance relative to each objective and determine an attainment level on a percentage basis. The final payment for each objective is calculated as follows:

Corporate Attainment % x Objective Weight % x Objective Attainment % x Quarterly Target

Bonus ($) = Objective Payment Amount ($)

Achievement of individual objectives alone is not sufficient to warrant payment if corporate Threshold Revenue and Operating Margin are not achieved.

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MCDATA EXECUTIVE PERFORMANCE INCENTIVE BONUS PLAN DOCUMENT

Continuing with the previous example, a hypothetical quarterly payment schedule for Q1 – Q4 is outlined on the following page:

For illustrative Purposes only

Example:
Base Salary	$200,000
Target Incentive %	40%
Target Incentive $	$80,000	=	$60,000 Qtrly/4 = $15,000 per Qtr
			$20,000 Annual

Pd	Cash Target	Corp. Rev/EPS Attain	Eligible Cash	Individually Assigned Objectives	Weight	Indiv. Attain.	Objective Payout	Total Payout
Q1	$15,000	Below Threshold	$0	Objective A	40%	100%	NA*
				Objective B	30%	50%	NA*
				Objective C	30%	100%	NA*

								$0
Q2	$15,000	Stretch (150%)	$22,500	Objective B	40%	100%	$9,000
				Objective D	30%	100%	$6,750
				Objective E	30%	100%	$6,750	$22,500

Q3	$15,000	Threshold (50%)	$7,500	Objective F	60%	100%	$4,500
				Objective G	40%	80%	$2,400
				Objective NA			$0

								$6,900
Q4	$15,000	Target (100%)	$15,000	Objective G	30%	100%	$4,500
				Objective H	30%	50%	$2,250
				Objective I	40%	100%	$6,000

								$12,750

				Total Q1 - Q4 Quarterly Incentive Earnings				$42,150

				Total Q1 - Q4 Possible Incentive Earnings (at Target)				$40,000

Annual Component

The Annual Component of the Plan constitutes 25% of participants’ target bonus. The payout of the annual component is based upon achievement of annual corporate Revenue and Operating Margin targets.

Corporate Revenue/Operating Margin Attainment

Payment under the Annual Component is based on the attainment of annual corporate revenue and operating margin goals, set forth in an Annual Performance Matrix approved by the Compensation Committee. Like the quarterly performance matrix, the Annual Performance Matrix allows for payment provided a Threshold level of performance is achieved, and also provides for payment at a Stretch level when Target performance is sufficiently exceeded. Payment based entirely on corporate performance relative to the Annual Performance Matrix and is not dependent upon the achievement of individual objectives. The 2005 Annual Performance Matrix will be presented to the Compensation Committee for approval at the May 23rd meeting.:

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MCDATA EXECUTIVE PERFORMANCE INCENTIVE BONUS PLAN DOCUMENT

2005 Annual Performance Matrix

			Operating Margin
			Threshold	Target	Stretch
			5.00%	6.00%	8.00%
	STRETCH	$800M	80%	120%	150%
REVENUE	TARGET	$675M	65%	100%	125%
	THRESHOLD	$550M	50%	80%	110%

Example: For the participant in the example used thus far, the portion of the target bonus eligible for payment under this matrix is $20,000 ($80,000 x 25%). Assume for this example that the company records 2005 revenue of $575 million, and operating margin of 6.5%. For revenue, the Threshold level is achieved, and for Operating Margin the Target level is met, resulting in a payment at 80% of target, or $16,000 ($20,000 x 80%).

Actual attainment of annual performance will be measured following the Q4 2005 earnings release.

Restricted Stock Unit Program

Eligibility

All Executives who participate in the Executive Performance Incentive Bonus Plan are eligible to participate in the Restricted Stock Unit Program. The effective date of the program is May 5, 2005. Employees who become eligible for EPIB during the course of the year will become eligible for the RSU program subject to the same pro-ration schedule and other terms of eligibility defined earlier in this plan document.

Program Period

The initial program period begins May 5,2005 and ends January 31, 2006. Subsequent Program Periods will begin each February 1st and end the following January 31st. Any grant made to newly eligible participants during a Program Period will be subject to the same vesting schedule as other program participants for that Program Period.

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MCDATA EXECUTIVE PERFORMANCE INCENTIVE BONUS PLAN DOCUMENT

The Grant

The Compensation Committee approved the initial grant for eligible participants on May 5, 2005. This program is currently scheduled to expire on January 31, 2009. Other grants for individuals who become eligible to participate after this date will be subject to the approval of the Compensation Committee as well. Any grants made between May 5, 2005 and January 31, 2006 shall be grants under this 2005 RSU Program Period.

Milestones

Annually the Compensation Committee will set the performance criteria as the Annual Milestone. The same Annual Milestone, which is subject to Compensation Committee Approval, will measure all participants in the program. For this fiscal year, the Compensation Committee approved that the Annual Milestone will be to reach at least 10% Non-GAAP Operating Margin by Q4.

Vesting

Each participant’s individual grant will vest according to the following schedule:

•	If the Annual Milestone is met, 25% of the overall grant will vest as of the later of the last day of the Program Period or as of the date the metric is publicly disclosed.

•	If the Annual Milestone is not met, 12.5% of the grant for the Program Period is forfeited. The other 12.5% will be allocated to the Executive’s Retention Account. The Executive’s Retention Account shall vest on January 31, 2009 provided that the Executive is still employed with McDATA.

In the event of a death or disability all RSU’s granted under the RSU Program shall be forfeited.

Please see example below for further clarification:

	Initial Grant Date	# RSU’s	Mileston Date*	#RSU’s	Attainment	#Earned	Units Forfeited	Units Placed in Retention Account
Example #1	2/1/2005	40,000
			1/31/2006	10,000	yes	10,000	0	0
			1/31/2007	10,000	no		5,000	5,000
			1/31/2008	10,000	no		5,000	5,000
			1/31/2009	10,000	yes	10,000	0	0

Example #2	2/1/2005	20,000	1/31/2006	5,000	no		2,500	2,500
			1/31/2007	5,000	yes	5,000	0	0
			1/31/2008	5,000	yes	5,000	0	0
			1/31/2009	5,000	yes	5,000	0	0

Example #3	2/1/2005	80,000	1/31/2006	20,000	no		10,000	10,000
			1/31/2007	20,000	no		10,000	10,000
			1/31/2008	20,000	no		10,000	10,000
			1/31/2009	20,000	yes	20,000	0	0

*	Payout to occur within 2 and a half months of Milestone Date

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MCDATA EXECUTIVE PERFORMANCE INCENTIVE BONUS PLAN DOCUMENT

Payout of RSU Grant

Payout of vested RSU’s will occur within 2  1/2 months after the end of the Program Period. An Executive will receive one share of McDATA class B common stock for each vested unit. Such shares shall be granted under the terms of the McDATA 2001 Equity Incentive Plan. McDATA shall have the right to deduct any Federal/State/or Local Tax required by law to be withheld from other compensation it pays the Executive. McDATA also reserves the right to demand payment in advance or no later than at the time the taxes are owed, as a condition to issuing such shares. An Executive may make a voluntary election to defer  1/2 of any portion of a grant, which is vested as a result of meeting an annual Milestone, if the election to defer is made at least 6 months prior to the end of the Program Period. To make the election to defer, the Executive shall enter into a Deferral Election Agreement.

Other Important EPIB Plan Details

Cash/Equity awards payable to participants on any type of approved leave of absence will be prorated based on the number of days worked during the quarter.

In the event of the death of an eligible participant during the bonus quarter, applicable bonus payments will made to the participant’s designated beneficiary or to the estate in the absence of a designated beneficiary on the regular bonus delivery date based on their actual completion of service during the quarter and the Company’s cash payment levels as of the end of the quarter.

Employment at Will

The above information does not constitute a guarantee of work, job status or employment for any period of time. The employment of all Plan participants may be terminated at will at any time by either party, with or without prior notice. This Plan does not create a contract of employment, either expressed or implied, between the participant and the Company.

Board of Directors/Compensation Committee Discretion

This Plan has been approved by the Compensation Committee who may, upon the recommendation of the CEO or independently, alter, amend, extend or revoke the Plan or any other Plan provisions without prior notice to participants. The Plan may be terminated at any time. Participants will be notified in a timely manner of any material changes to the Plan.

The Compensation Committee may approve the addition or removal of a participant from the Plan, as well as changes to a participant’s eligibility under the Plan, including an altered payment or share acceleration arrangement either retrospectively or in advance.

Applicable Law and Venue

If any provision of the Plan is found to be void or unenforceable under applicable law or regulations, it shall be deleted, and the remainder of the Plan shall remain unmodified and in full force and effect. The Plan shall be governed and construed in all aspects by the laws of the State of Colorado. The Plan participant further irrevocably waives any and all laws or regulations that may be applicable to the Plan in any jurisdiction, except for the laws and regulations of the State of Colorado.

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MCDATA EXECUTIVE PERFORMANCE INCENTIVE BONUS PLAN DOCUMENT

The Plan participant irrevocably consents to personal jurisdiction and subject matter jurisdiction of the state of Colorado for any matters arising out of or associated with the Plan. The Plan participant agrees that the exclusive forum for resolving any disputes arising out of or associated with the Plan shall be heard by an appropriate court in the State of Colorado, regardless of where the Plan participant is domiciled, resides or performs duties for McDATA.

Receipt of your Target Bonus Statement shall be deemed acceptance of the terms and conditions of this Plan.

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